As filed with the Securities and Exchange Commission on March 27, 2012 Registration No. 333-175283

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
ON FORM S-1

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

_________________

ATRINSIC, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	8999	06-1390025
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

469 7th Avenue, 10th Floor

New York, NY 10018

(212) 716-1977

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nathan Fong, Chief Executive Officer

Atrinsic, Inc.

469 7th Avenue, 10th Floor

New York, NY 10018

(212) 716-1977

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Scott Galer, Esq.

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, California 91403

(818) 444-4500

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☐ (Do not check if smaller reporting company)	Smaller Reporting Company ☒

Deregistration of Securities

On September 30, 2011, the Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-3 (File No. 333-175283) of Atrinsic, Inc. (“we” or “our”) initially filed with the SEC on July 1, 2011, (the “Registration Statement”), registering the resale by the selling shareholders identified in the prospectus of an aggregate of 5,963,857 shares of our common stock. This offering has been terminated. Pursuant to the undertaking contained in the Registration Statement, we are filing this post-effective amendment to the Registration Statement to terminate the Registration Statement and deregister all of the shares of Common Stock that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on March 29, 2012.

ATRINSIC, INC. (Registrant)

By:	/s/ Nathan Fong
Nathan Fong Chief Executive Officer, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nathan Fong	Chief Executive Officer, Chief Financial Officer	March 29, 2012
Nathan Fong	(Principal Executive Officer, Principal Accounting Officer)

/s/ Lawrence Burstein	Director	March 29, 2012
Lawrence Burstein

/s/ Jerome Chazen	Director	March 29, 2012
Jerome Chazen

/s/ Mark Dyne	Director	March 29, 2012
Mark Dyne

/s/ Stuart Goldfarb	Director	March 29, 2012
Stuart Goldfarb

/s/ Raymond Musci	Director	March 29, 2012
Raymond Musci